Exhibit 5.1

[HNA Letterhead]

August 10, 2016

American Honda Finance Corporation

20800 Madrona Avenue

Torrance, California 90503

Re:	American Honda Finance Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof by American Honda Finance Corporation, a California corporation (the “Company”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate aggregate principal amount of debt securities of the Company (the “Debt Securities”). The Debt Securities will be issued under the Indenture, dated as of September 5, 2013, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), attached as Exhibit 4.1 to the Registration Statement (the “Base Indenture”), and one or more supplements or officer’s certificates thereto establishing the terms of each series of the Debt Securities (the “Supplemental Indenture Documents”).

As counsel to the Company, I am familiar with the Articles of Incorporation and the Amended and Restated Bylaws of the Company (collectively, the “Organizational Documents”) and with the affairs of the Company. I have examined such other instruments, documents and records that I have deemed relevant and necessary for the basis of my opinion hereinafter expressed, including certain resolutions adopted by the Board of Directors of the Company relating to the registration of the issuance and sale of the Debt Securities.

In connection with the opinions expressed below, I have assumed that, at or prior to the time of delivery of any Debt Securities, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded and the Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) a prospectus supplement describing each class or series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission, (iii) the definitive terms of the issuance and sale of each class or series of Debt Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and in conformity with the Company’s Organizational Documents and

Exhibit 5.1

applicable law, (iv) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement, and (v) there has not occurred any change in law affecting the validity or enforceability of such Debt Securities. I have also assumed that none of the terms of any Debt Securities to be established after the date hereof, nor the issuance and delivery of such Debt Securities, nor the compliance by the Company with the terms of such Debt Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company. To the extent that the Company’s obligations depend on the enforceability of the Base Indenture against the Trustee, I have assumed that the Base Indenture is enforceable against the Trustee. In addition, I have obtained and relied upon those certificates of public officials I considered appropriate.

On the basis of the foregoing, my reliance upon the assumptions in this opinion and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that when (i) the specific terms of the particular Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents, (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed, authenticated, issued and delivered by the Trustee and the Company, and (iii) the Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement (including, in the case of “book-entry” Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement or pricing supplement, other than as expressly stated herein with respect to the Debt Securities.

This opinion is limited to the present laws of the State of California and the State of New York. I express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. I wish to point out that I am a member of the Bar of the State of California. I have made, or caused to be made, such investigation as I have deemed appropriate with respect to the laws of the State of New York in connection with the opinions expressed herein, and nothing has come to my attention in the course of such investigation which would lead me to question the correctness of such opinions.

Exhibit 5.1

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, if a prospectus supplement or pricing supplement relating to the offer and sale of any particular Debt Securities is prepared and filed by the Company with the Commission on a future date and the prospectus supplement or pricing supplement contains my opinion and a reference to me substantially in the form set forth below, this consent shall apply to my opinion and the reference to me in substantially such form:

“In the opinion of the counsel to American Honda Finance Corporation (“AHFC”), when the notes offered by this pricing supplement and related prospectus have been executed and issued by AHFC and authenticated by the trustee pursuant to the Indenture, dated as of September 5, 2013, as supplemented, between AHFC and Deutsche Bank Trust Company Americas (the “Indenture”), and delivered against payment as contemplated herein, such notes will be legally valid and binding obligations of AHFC, enforceable against AHFC in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity. This opinion is given as of the date hereof and is limited to the present laws of the State of California and the State of New York. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Indenture and its authentication of the notes and the enforceability of the Indenture with respect to the trustee and other matters, all as stated in the letter of such counsel dated August 10, 2016 and filed as Exhibit 5.1 to AHFC’s Registration Statement on Form S-3 (File No. 333-[—]) filed with the Securities and Exchange Commission on August 10, 2016.”

In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Respectfully submitted,

HONDA NORTH AMERICA, INC.

/s/ David Peim
David Peim
Deputy General Counsel